Exhibit 99

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of NSD Bancorp, Inc. (the “Company”), for the period ending December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Lloyd G. Gibson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.

Date: March 27, 2003	/s/ LLOYD G. GIBSON

Lloyd G. Gibson, President and CEO (Principal Executive Officer)